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                                                                    EXHIBIT 10.8




                                February 6, 2001



Mr. Caric Martin
535 Owl Creek Drive
Powder Springs, Georgia  30127

         Re:      LETTER AGREEMENT FOR VOLUNTARY RESIGNATION AND REEMPLOYMENT

Dear Caric:

         This letter Agreement between you, Caric Martin, and Sweetwater Financial Group, Inc. provides that you hereby tender your resignation, effective as dated above, from the Board of Directors of Sweetwater Financial Group, Inc. and Sweetwater Bank & Trust, as well as your resignation from your position as President and Chief Executive Officer of the Bank and Executive Vice President and Chief Operating Officer of Sweetwater Financial Group, Inc.

         Furthermore, you hereby agree that this Letter Agreement rescinds and revokes your Employment Agreement dated August 11, 2001, and you hereby waive all rights and interest in and to said Employment Agreement. In consideration for your resignation and waiver of rights in the Employment Agreement dated August 11, 2001, Sweetwater Financial Group, Inc. agrees to the following:

         (1) You will be hired as the Chief Financial Officer of Sweetwater Bank & Trust by the incoming CEO and President. You will be offered, as soon as reasonably practicable, a new Employment Agreement for the position of Chief Financial Officer.

         (2) While you will no longer serve on the Board of Directors, your significant contributions as an organizer and your continuing professional services are hereby recognized. Sweetwater Financial Group, Inc. agrees that you are therefore entitled, to the full extent of applicable law and regulations, to organizer's Warrants. Specifically, you will be granted one stock warrant for each share of stock you purchase during the stock offering, subject to regulatory approval.

         While the Employment Agreement dated August 11, 2001 is hereby revoked and rescinded, by mutual agreement of the undersigned, it is our intention that you have little, if any, break in service during the transition from President and CEO of the Bank (and VP and COO of Sweetwater Financial Group) to your new position at Sweetwater Bank. For this


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Mr. Caric Martin
February 6, 2001
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reason, we request that you remain available to perform services at the direction of the Board of Directors and/or a new President and CEO, pending final execution of a new Employment Agreement.

         You also agree to negotiate the new Employment Agreement in good faith, and agree to inform the Sweetwater Financial Group Board of Directors promptly, in writing, if you accept other employment or decide for any reason that you do not wish to enter into a new Employment Agreement or serve as Chief Financial Officer of Sweetwater Bank & Trust.

         As you know, this Letter Agreement is precipitated by the recent recommendation of and notice from the Georgia Department of Banking and Finance that we seek a more experienced Bank President in order to qualify for a state bank charter. As stated above, the Board of Directors greatly appreciates your past and continued service to Sweetwater Financial Group and Sweetwater Bank and Trust, and we shall continue to have confidence in you in your new role as Chief Financial Officer.

         The undersigned parties agree to the terms and conditions stated herein this 6 day of February, 2001.


SWEETWATER FINANCIAL GROUP, INC.                  EXECUTIVE

By:     /s/ Paul Wilkerson                        By:  /s/ Caric Martin
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                                                          Caric Martin
Title: /s/ Chairman of the Board
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